As filed with the U.S. Securities and Exchange Commission on February 18, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

FIGMA, INC.
(Exact name of Registrant as specified in its charter)

Delaware	46-2843087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
760 Market Street, Floor 10
San Francisco, California 94102
(415) 890-5404
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
2025 Equity Incentive Plan
2025 Employee Stock Purchase Plan
(Full title of the plans)
Dylan Field
Chair of the Board of Directors, Chief Executive Officer, and President
760 Market Street, Floor 10
San Francisco, California 94102
(415) 890-5404
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael T. Esquivel Ran D. Ben-Tzur Jennifer J. Hitchcock Aman D. Singh Chance L. Goldberg Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500	Brendan Mulligan Amanda Westendorf Brendan Brown Figma, Inc. 760 Market Street, Floor 10 San Francisco, California 94102 (415) 890-5404

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E
Pursuant to General Instruction E of Form S-8, Figma, Inc. (the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register (a) 25,652,128 of the Registrant’s Class A common stock available for issuance under the Registrant’s 2025 Equity Incentive Plan (the “2025 Plan”) pursuant to the provision of the 2025 Plan providing for an annual automatic increase in the number of shares reserved for issuance under the 2025 Plan on January 1, 2026 and (b) 5,130,425 of the Registrant’s Class A common stock available for issuance under the Registrant’s 2025 Employee Stock Purchase Plan (the “ESPP”) pursuant to the provision of the ESPP providing for an annual automatic increase in the number of shares reserved for issuance under the ESPP on January 1, 2026. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous Registration Statement on Form S-8 filed with the Commission on July 31, 2025 (Registration No. 333-289148). In accordance with the instructional note of Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents filed by the Registrant with the Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:
(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Commission on February 18, 2026;
(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(c) the description of the Registrant’s Class A common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-42761) filed with the Commission on July 22, 2025 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K referred to in (a) above.
All reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such reports and documents, except as to specific sections of such reports or documents as set forth therein. Unless expressly incorporated into this Registration Statement, a report deemed to be furnished but not filed on a Current Report on Form 8-K prior or subsequent to the date hereof shall not be incorporated by reference into this Registration Statement. Any statement contained in a report or document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed report or document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.
As of the date of this Registration Statement, individuals and entities associated with Fenwick & West LLP beneficially own an aggregate of 698,348 shares of the Registrant’s Class A common stock.
Item 8. Exhibits.
The following exhibits are filed herewith or incorporated by reference:

		Incorporated by Reference				Filed Herewith
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date
4.1	Amended and Restated Certificate of Incorporation of Figma, Inc.	S-8	333-289901	3.1	8/27/2025
4.2	Amended and Restated Bylaws of Figma, Inc.	S-8	333-289901	3.2	8/27/2025
4.3	Form of Class A Common Stock certificate of Figma, Inc.	S-1/A	333-288451	4.1	7/21/2025
5.1	Opinion of Fenwick & West LLP.					X
23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1).					X
23.2	Consent of Ernst & Young LLP, independent registered public accounting firm.					X
24.1	Power of Attorney (included on the signature page of this Registration Statement).					X
99.1	Figma, Inc. 2025 Equity Incentive Plan and related form agreements.	10-Q	001-42761	10.2	11/05/2025
99.2	Figma, Inc. 2025 Employee Stock Purchase Plan and related form agreements.	S-1	333-288451	10.5	7/01/2025
107.1	Filing Fee Table.					X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 18 day of February, 2026.

FIGMA, INC.

By:	/s/ Dylan Field
Dylan Field
Chief Executive Officer and President

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dylan Field and Praveer Melwani, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dylan Field	Chair of the Board of Directors, Chief Executive Officer, and President (Principal Executive Officer)	February 18, 2026
Dylan Field

/s/ Praveer Melwani	Chief Financial Officer and Treasurer (Principal Financial Officer)	February 18, 2026
Praveer Melwani

/s/ Tyler Herb	Chief Accounting Officer (Principal Accounting Officer)	February 18, 2026
Tyler Herb

/s/ Mamoon Hamid	Director	February 18, 2026
Mamoon Hamid

/s/ Kelly A. Kramer	Director	February 18, 2026
Kelly A. Kramer

/s/ Michel Krieger	Director	February 18, 2026
Michel Krieger

/s/ John Lilly	Director	February 18, 2026
John Lilly

/s/ William R. McDermott	Director	February 18, 2026
William R. McDermott

/s/ Andrew Reed	Director	February 18, 2026
Andrew Reed

/s/ Danny Rimer	Director	February 18, 2026
Danny Rimer

/s/ Lynn Vojvodich Radakovich	Director	February 18, 2026
Lynn Vojvodich Radakovich

/s/ Luis von Ahn	Director	February 18, 2026
Luis von Ahn